UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

Eastbridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Arizona	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2012, EastBridge Investment Group Corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Hui Zhang, the Chief Executive Officer of Tsingda eEDU Corporation, a Cayman Islands company (“Tsingda”), and MA Platform, Inc. (the “Purchaser”), pursuant to which the Company agreed to sell (the “Sale”) to the Purchaser 1,424,129 ordinary shares (the “Shares”) of Tsingda, at a price of $2.30 per share for an aggregate purchase price of $3,275,496.70 (the “Purchase Price”).

The SPA contains customary representations, warranties and covenants of the parties.  In addition, under the SPA, Norman P. Klein, the Company’s Chief Financial Officer, and David Bolocan agreed to resign from their positions as Tsingda’s directors. The SPA also provides for a deposit in an amount of 20% of the Purchase Price to be paid by Purchaser to the Company within 5 days after the execution of the SPA. A copy of the SPA is attached hereto as Exhibit 10.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 9, 2013, pursuant to the SPA, the Company consummated the Sale. In connection therewith, on December 19, 2012, Mr. Klein and Mr. Bolocan submitted their resignations to the board of directors of Tsingda.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Form 8-K.

Exhibit No.	Description
10.1	Securities Purchase Agreement by and among the Company, Hui Zhang and MA Platform, Inc., dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be sign.

EastBridge Investment Group Corporation

Dated: January 11, 2013	By:	/s/ Norman Klein
Norman Klein, CFO

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Securities Purchase Agreement by and among the Company, Hui Zhang and MA Platform, Inc., dated December 17, 2012